EXHIBIT 99.1

OAKWOOD HOMES CORPORATION CLOSES DIP FACILITY

Greensboro, NC, January 31, 2003 – Oakwood Homes Corporation announced today that it has closed the up to $140 million revolving line of credit tranche of its $215 million debtor-in-possession (“DIP”) financing.

Myles E. Standish, President and Chief Executive Officer, stated: “We are pleased to close the $140 million revolving line of credit and expect to close the remaining $75 million loan servicing advance line in the next few weeks.

“The primary purposes of the $140 million revolving line of credit are to support outstanding letters of credit of $38 million, to repay amounts outstanding under our previous $65 million revolving credit facility and to provide additional cash borrowing capacity while we complete our reorganization. The new line is collateralized by substantially all of the Company’s assets, excluding loans held for sale.”

Oakwood Homes Corporation and its subsidiaries are engaged in the production, sale and financing of manufactured housing. The Company’s products are sold through Company-owned stores and an extensive network of independent retailers.

This press release contains certain forward-looking statements and information based on the beliefs of the Company’s management as well as assumptions made by, and information available to, the Company’s management. These statements include statements relating to the expectation that the Company will be able to finalize the $75 million loan servicing advance line of the DIP facility.

These forward-looking statements reflect the current views of the Company with respect to future events and are subject to a number of risks, including, among others, the following: the Company could experience unforeseen difficulties in negotiating or finalizing the $75 million loan servicing advance line of the DIP facility; competitive industry conditions could further adversely affect sales and profitability; the Company may be unable to access sufficient capital to fund its operations; it may recognize special charges or experience increased costs in connection with its securitization or other financing activities; the Company may recognize special charges or experience increased costs in connection with restructuring activities; the Company may not realize anticipated benefits associated with its restructuring activities (including the closing of underperforming sales centers); adverse changes in governmental regulations applicable to its business could negatively impact the Company; it could suffer losses resulting from litigation (including shareholder class actions or other class action suits); the Company could experience increased credit losses or higher delinquency rates on loans originated; negative changes in general economic conditions in markets could adversely impact the Company; the Company could experience lower recovery rates than anticipated on the sale of repossessions; it could lose the services of key management personnel; and any other factors that generally affect companies in bankruptcy proceedings or in these lines of business could also adversely impact the Company.

In addition, the views of the Company are subject to certain risks related to Chapter 11 bankruptcy proceedings, including the following: the Company may not be able to continue as a going concern; the Company’s financing arrangement may be terminated or otherwise may not be available for borrowing; the Company may not be able to securitize the loans that it originates or otherwise finance its loan origination activities; the Company may be unable to complete the $75 million loan servicing advance line of the DIP facility and such failure could constitute an event of default under the Company’s existing $200 million loan purchase facility; the Company may not be able to obtain the Court’s approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the Company may not be able to develop, prosecute, confirm and consummate one of more plans of reorganization with respect to the Chapter 11 cases; third parties may seek and obtain court approval to terminate or shorten the exclusivity period that the Company has to propose and confirm one of more plans of reorganization for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the Company may not be able to obtain and maintain normal terms with vendors and service providers; the Company may not be able to maintain contracts that are critical to its operations and the Chapter 11 cases may have an adverse impact on the Company’s liquidity or results of operations.

Should the Company’s underlying assumptions prove incorrect or should one or more of the risks and uncertainties materialize, actual events or results may vary materially and adversely from those described herein as anticipated, expected, believed or estimated.